EXHIBIT 99.1

Contact:	Investor Relations Contact:
Thomas Stites	Timea Parris
Mindspeed Technologies, Inc.	Mindspeed Technologies, Inc.
(949) 579-3650	(949) 579-6283

MINDSPEED DELIVERS 15 PERCENT SEQUENTIAL REVENUE GROWTH IN FISCAL 2004 THIRD
QUARTER, UP 75 PERCENT OVER THE SAME QUARTER LAST YEAR

Company Further Cuts Cash Consumption by 31 Percent Sequentially

NEWPORT BEACH, Calif., July 21, 2004 – Mindspeed Technologies, Inc. (NASDAQ: MSPD), a leading supplier of semiconductor solutions for network infrastructure applications, today announced revenues of $35.4 million for the third quarter of fiscal 2004, which ended June 30, 2004, a 15 percent sequential increase over the $30.8 million reported in the second fiscal quarter.

     “I am very proud of our performance in the third quarter of fiscal 2004,” said Raouf Halim, Mindspeed’s chief executive officer. “We achieved our revenue expectations set at the beginning of the quarter, delivering a 75 percent increase compared to the same quarter last year. We also cut our cash consumption to less than $5 million, an improvement of more than 30 percent over the prior quarter, and we continued to make significant progress towards achieving pro forma operating break-even performance by the end of the calendar year.”

     Revenue growth was particularly strong from the company’s multiservice access voice-over-IP (VoIP) processor solutions and high performance analog products which, in the aggregate, grew 38 percent sequentially. VoIP solutions contributed 27 percent of total quarterly revenue, with T/E carrier and high performance analog devices contributing approximately 32 percent and 26 percent of revenues, respectively. ATM/MPLS processor solutions declined to 15 percent of total revenues. The company believes the decline was primarily the result of a temporary inventory build-up at a few key customers.

     Revenue growth from multiservice access VoIP solutions was driven by increasing deployments in carrier infrastructure applications worldwide. High-performance analog revenue growth resulted primarily from increased demand in fiber-to-the-premise and enterprise storage applications.

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Mindspeed Reports Fiscal 2004 Third Quarter Results	2

     T/E carrier product revenue increased modestly over the second quarter, primarily due to increased shipments for wireless and wireline infrastructure applications.

     Gross margin for the third quarter of fiscal 2004 was $25.2 million, or 71 percent of revenues, an improvement of $2.4 million over the prior quarter. The third quarter gross margin included a seven percentage-point benefit from the sale of products written off in fiscal 2001.

     Mindspeed’s pro forma operating loss for the third quarter of fiscal 2004 was $6.0 million, an improvement of 27 percent over the pro forma operating loss of $8.2 million in the prior quarter. Presented on a GAAP basis, Mindspeed’s operating loss for the third quarter was $19.2 million, as compared to $21.2 million in the prior quarter, an improvement of 9 percent.

     Mindspeed’s pro forma net loss for the third quarter of fiscal 2004 was $6.9 million, or $0.07 per share, based on approximately 99.5 million average shares outstanding, compared to the pro forma net loss of $8.3 million, or $0.08 per share, in the prior quarter, based on approximately 98.2 million average shares outstanding. Presented on a GAAP basis, the net loss for the third quarter of fiscal 2004 was $20.1 million, or $0.20 per share, compared to $21.3 million, or $0.22 per share in the prior quarter.

     As described below, the pro forma results, which are a supplement to financial results based on generally accepted accounting principles (GAAP), exclude largely non-cash items such as amortization of intangible assets and special items. Mindspeed uses pro forma information to evaluate its operating performance and believes this presentation provides investors with additional insight into underlying operating results. A reconciliation between the pro forma and GAAP results is included in the accompanying financial data.

     Mindspeed’s total cash consumption (the net decrease in cash and cash equivalents) for the third quarter of fiscal 2004 was $4.9 million, a 31 percent reduction from the $7.1 million in cash consumption in the second quarter of fiscal 2004. Cash consumption for the third quarter included the benefit of net cash provided by financing activities of $888 thousand compared to $6.7 million in the prior quarter, consisting principally of proceeds from the exercise of employee stock options. Cash and cash equivalents at the end of the quarter totaled $54.8 million, consistent with the company’s expectations at the beginning of the quarter.

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Mindspeed Reports Fiscal 2004 Third Quarter Results	3

Fourth Quarter Fiscal 2004 and First Quarter Fiscal 2005 Outlook

     Mindspeed expects fiscal 2004 fourth quarter revenues to be flat-to-up 10 percent sequentially. The company expects overall gross margin to be approximately 69 percent and expects to maintain approximately flat total quarterly pro forma operating expenses (excluding amortization of intangible assets and special charges). As a result, Mindspeed expects to improve its fiscal 2004 fourth quarter pro forma operating loss by approximately 10 percent and to further reduce its cash consumption sequentially.

     “While we are currently experiencing a slowdown in order patterns due to an inventory build-up of legacy products at a few key customers coupled with the traditional summer slowdown, we expect Mindspeed revenue will continue to grow in the second half of this calendar year,” said Halim. “We believe this growth will be driven by increased shipments of our carrier VoIP processors and high performance analog solutions, as well as the volume ramp of shipments in new customer designs with key products such as our enterprise VoIP processors, linecard-on-a-chip transmission solutions, and T3 LIU and SONET devices. We remain committed to achieving our pro forma operating break-even goal by the end of this calendar year.”

     Mindspeed believes that continued revenue growth in the first quarter of fiscal 2005, coupled with gross margins in the range of 70 to 72%, and a modest reduction in pro forma operating expenses will enable the company to deliver break-even pro forma operating performance at approximately $42 to $43 million dollars in quarterly revenue.

Third Quarter Fiscal 2004 Conference Call

     Mindspeed will conduct a conference call to discuss its third quarter fiscal 2004 results this afternoon, Wednesday, July 21, at 1:30 p.m. PDT/4:30 p.m. EDT. To listen to the conference call via telephone, call 877-804-1919 (domestic) or 334-323-7224 (international); security code: Mindspeed. To listen via the Internet, please visit the investor relations section of Mindspeed’s web site at www.mindspeed.com under About Us/Investors. Playback of the conference call will begin at 5:00 p.m. PDT/8:00 p.m. EDT on Wednesday, July 21. The replay will be available on Mindspeed’s web site at www.mindspeed.com or by calling 800-858-5309 (domestic) or 334-323-7226 (international); access code: 40932, pass code: 26948.

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Mindspeed Reports Fiscal 2004 Third Quarter Results	4

About Mindspeed Technologies

     Headquartered in Newport Beach, Calif., Mindspeed Technologies, Inc. designs, develops and sells semiconductor networking solutions for communications applications in enterprise, access, metropolitan and wide area networks.

     The company’s four key product families include high-performance analog transmission and switching solutions, multiservice access products designed to support voice and data services across wireline and wireless networks, T/E carrier physical-layer and link-layer devices, and ATM/MPLS network processors.

     Mindspeed’s products are used in a wide variety of network infrastructure equipment including voice and media gateways, high-speed routers, switches, access multiplexers, cross-connect systems, add-drop multiplexers and digital loop carrier equipment.

     To learn more, visit us at www.mindspeed.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include the “Fourth Quarter Fiscal 2004 and First Quarter Fiscal 2005 Outlook” and other information regarding the company’s expectations, goals or intentions, including, but not limited to, statements regarding business and quarterly trends, revenues, expenses, cash flows and other future results. These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about the company and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. Such risks and uncertainties include, but are not limited to: market demand for the company’s new and existing products; availability of capital needed for the company’s business; the company’s ability to reduce its cash consumption; successful development and introduction of new products; obtaining design wins and developing revenues from them; pricing pressures and other competitive factors; order and shipment uncertainty; fluctuations in manufacturing yields; product defects; intellectual property infringement claims by others and the ability to protect the company’s intellectual property; the company’s ability to maintain operating expenses within anticipated levels; and the ability to attract and retain qualified personnel. Risks and uncertainties that could cause the company’s actual results to differ from those set forth in any forward-looking statement are discussed in more detail under “Certain Business Risks”, “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Annual Report on Form 10-K for the year ended September 30, 2003, as well as similar disclosures in the company’s subsequent SEC filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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Mindspeed Reports Fiscal 2004 Third Quarter Results	5

MINDSPEED TECHNOLOGIES, INC.
Pro Forma Consolidated Condensed Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three months ended
	June 30,	Mar. 31,	Dec. 31,	June 30,	Nine months ended June 30,
	2004	2004	2003	2003	2004	2003
Net revenues	$35,360	$30,750	$26,746	$20,153	$92,856	$58,719
Cost of goods sold (a)	10,155	7,899	8,128	6,454	26,182	18,250

Gross margin	25,205	22,851	18,618	13,699	66,674	40,469
Operating expenses:
Research and development	19,095	20,120	20,424	26,251	59,639	83,781
Selling, general and administrative	12,114	10,913	11,960	12,418	34,987	37,356

Total operating expenses	31,209	31,033	32,384	38,669	94,626	121,137

Pro forma operating loss	(6,004)	(8,182)	(13,766)	(24,970)	(27,952)	(80,668)
Other income (expense), net	(82)	135	214	658	267	501

Pro forma loss before income taxes	(6,086)	(8,047)	(13,552)	(24,312)	(27,685)	(80,167)
Provision for income taxes	816	281	192	202	1,289	462

Pro forma net loss	$(6,902)	$(8,328)	$(13,744)	$(24,514)	$(28,974)	$(80,629)

Pro forma net loss per share, basic and diluted	$(0.07)	$(0.08)	$(0.15)	$(0.27)	$(0.30)	$(0.91)

Weighted-average number of shares used in per share computation	99,467	98,239	94,612	89,496	97,440	88,972

Pro forma operating loss, pro forma net loss, and pro forma net loss per share exclude the amortization of intangible assets, special charges, employee separation costs and stock compensation. Pro forma net loss and pro forma net loss per share for the nine months ended June 30, 2003 also exclude the cumulative effect of a change in accounting for goodwill. The company believes these measures of earnings provide a better understanding of its underlying operating results and the company uses these measures internally to evaluate its underlying operating performance. These measures of earnings are not in accordance with, or an alternative for, generally accepted accounting principles (GAAP) and may be different from pro forma measures used by other companies. A reconciliation of pro forma net loss presented above with the company’s loss before cumulative effect of accounting change as determined under GAAP is presented in the following table.

(a)	Cost of goods sold includes the favorable effect of sales of certain inventories written down to a zero cost basis during fiscal 2001. The favorable effect of such sales, by quarter, was approximately $2.5 million (June 2004), $2.8 million (March 2004), $1.0 million (December 2003) and $0.5 million (June 2003). For the nine months ended June 30, 2004 and 2003, the favorable effect of such sales was approximately $6.3 million and $3.1 million, respectively.

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Mindspeed Reports Fiscal 2004 Third Quarter Results	6

MINDSPEED TECHNOLOGIES, INC.
Reconciliation of Pro Forma Net Loss to Reported Results
(unaudited, in thousands, except per share amounts)

	Three months ended				Nine months ended
	June 30,	Mar. 31,	Dec. 31,	June 30,	June 30,
	2004	2004	2003	2003	2004	2003
Pro forma net loss	$(6,902)	$(8,328)	$(13,744)	$(24,514)	$(28,974)	$(80,629)
Amortization of intangible assets and special items:
Amortization of intangible assets	12,609	12,631	12,476	12,349	37,716	38,871
Special charges (b)	—	387	—	6,019	387	26,408
Employee separation costs (c)	630	—	—	—	630	—
Stock compensation	—	—	—	—	—	(823)

Loss before cumulative effect of accounting change	$(20,141)	$(21,346)	$(26,220)	$(42,882)	$(67,707)	$(145,085)

Loss per share, basic and diluted:
Pro forma net loss	$(0.07)	$(0.08)	$(0.15)	$(0.27)	$(0.30)	$(0.91)
Amortization of intangible assets and special items	(0.13)	(0.14)	(0.13)	(0.21)	(0.39)	(0.72)

Loss before cumulative effect of accounting change	$(0.20)	$(0.22)	$(0.28)	$(0.48)	$(0.69)	$(1.63)

(b)	Special charges consist of asset impairments, restructuring charges, gains and losses on the disposal of certain assets and certain costs associated with the sale of the company’s NetPlane Systems business.

(c)	Employee separation costs consist of severance benefits payable to certain former officers of the company as a result of organizational changes.

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Mindspeed Reports Fiscal 2004 Third Quarter Results	7

MINDSPEED TECHNOLOGIES, INC.
Consolidated Condensed Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three months ended				Nine months ended
	June 30,	March 31,	Dec. 31,	June 30,	June 30,
	2004	2004	2003	2003	2004	2003
Net revenues	$35,360	$30,750	$26,746	$20,153	$92,856	$58,719
Cost of goods sold (d)	10,155	7,899	8,128	6,454	26,182	18,250

Gross margin	25,205	22,851	18,618	13,699	66,674	40,469
Operating expenses:
Research and development	19,095	20,120	20,424	26,251	59,639	83,593
Selling, general and administrative	12,744	10,913	11,960	12,418	35,617	37,872
Amortization of intangible assets	12,609	12,631	12,476	12,349	37,716	38,871
Special charges (e)	—	387	—	6,019	387	25,257

Total operating expenses	44,448	44,051	44,860	57,037	133,359	185,593

Operating loss	(19,243)	(21,200)	(26,242)	(43,338)	(66,685)	(145,124)
Other income (expense), net	(82)	135	214	658	267	501

Loss before income taxes	(19,325)	(21,065)	(26,028)	(42,680)	(66,418)	(144,623)
Provision for income taxes	816	281	192	202	1,289	462

Loss before cumulative effect of accounting change	(20,141)	(21,346)	(26,220)	(42,882)	(67,707)	(145,085)
Cumulative effect of change in accounting for goodwill (f)	—	—	—	—	—	(573,184)

Net loss	$(20,141)	$(21,346)	$(26,220)	$(42,882)	$(67,707)	$(718,269)

Loss per share, basic and diluted:
Loss before cumulative effect of accounting change	$(0.20)	$(0.22)	$(0.28)	$(0.48)	$(0.69)	$(1.63)
Cumulative effect of change in accounting for goodwill	—	—	—	—	—	(6.44)

Net loss	$(0.20)	$(0.22)	$(0.28)	$(0.48)	$(0.69)	$(8.07)

Weighted-average number of shares used in per share computation	99,467	98,239	94,612	89,496	97,440	88,972

(d)	Cost of goods sold includes the favorable effect of sales of certain inventories written down to a zero cost basis during fiscal 2001. The favorable effect of such sales, by quarter, was approximately $2.5 million (June 2004), $2.8 million (March 2004), $1.0 million (December 2003) and $0.5 million (June 2003). For the nine months ended June 30, 2004 and 2003, the favorable effect of such sales was approximately $6.3 million and $3.1 million, respectively.

(e)	Special charges consist of asset impairments, restructuring charges and gains and losses on the disposal of certain assets.

(f)	The company adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (SFAS 142) as of the beginning of fiscal 2003. During fiscal 2003, the company completed the required transition impairment test of its goodwill and determined that the carrying value of goodwill exceeded its estimated fair value by $573.2 million. The company recorded a $573.2 million charge—reflected in the accompanying statement of operations as the cumulative effect of a change in accounting principle—to write down the value of goodwill to estimated fair value.

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Mindspeed Reports Fiscal 2004 Third Quarter Results	8

MINDSPEED TECHNOLOGIES, INC.
Consolidated Condensed Balance Sheets
(unaudited, in thousands)

	June 30,	September 30,
	2004	2003
ASSETS
Current Assets
Cash and cash equivalents	$54,753	$80,121
Receivables, net	18,375	11,652
Inventories	11,893	4,035
Other current assets	5,476	7,926

Total current assets	90,497	103,734
Property, plant and equipment, net	21,929	26,612
Intangible assets, net	33,036	69,867
Other assets	2,916	3,676

Total assets	$148,378	$203,889

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$9,202	$8,110
Deferred revenue	4,380	3,173
Accrued compensation and benefits	10,993	8,424
Restructuring	2,937	7,273
Other current liabilities	2,983	4,971

Total current liabilities	30,495	31,951
Other liabilities	3,506	4,804

Total liabilities	34,001	36,755
Shareholders’ equity	114,377	167,134

Total liabilities and shareholders’ equity	$148,378	$203,889

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Mindspeed Reports Fiscal 2004 Third Quarter Results	9

MINDSPEED TECHNOLOGIES, INC.
Consolidated Condensed Statements of Cash Flows
(unaudited, in thousands)

	Nine months ended
	June 30,
	2004	2003
Cash Flows From Operating Activities
Net loss	$(67,707)	$(718,269)
Adjustments required to reconcile net loss to net cash used in operating activities:
Cumulative effect of change in accounting for goodwill	—	573,184
Depreciation	8,605	11,451
Amortization of intangible assets	37,716	38,871
Asset impairments	—	22,594
Provision for losses on accounts receivable	(119)	(282)
Inventory provisions	2,805	464
Other non-cash items, net	257	(8,176)
Changes in assets and liabilities:
Receivables	(6,604)	727
Inventories	(10,663)	(647)
Accounts payable	1,092	(5,684)
Deferred revenue	1,207	(4,331)
Accrued expenses and other current liabilities	(1,731)	(11,997)
Other	1,892	1,746

Net cash used in operating activities	(33,250)	(100,349)

Cash Flows From Investing Activities
Capital expenditures	(3,935)	(3,421)
Sales of assets	54	9,292

Net cash provided by (used in) investing activities	(3,881)	5,871

Cash Flows From Financing Activities
Proceeds from exercise of options and warrants	11,827	—
Deferred financing costs	(64)	—
Net transfers and advances from Conexant	—	188,678

Net cash provided by financing activities	11,763	188,678

Net increase (decrease) in cash and cash equivalents	(25,368)	94,200
Cash and cash equivalents at beginning of period	80,121	7,269

Cash and cash equivalents at end of period	$54,753	$101,469

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Mindspeed Reports Fiscal 2004 Third Quarter Results	10

MINDSPEED TECHNOLOGIES, INC.
Selected Corporate Data
(unaudited, in thousands)

	Three months ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2004	2004	2003	2003	2003
Gross margin %	71%	74%	70%	70%	68%
Cash provided by (used in):
Operating activities	$(4,959)	$(12,858)	$(15,433)	$(25,231)	$(31,395)
Investing activities	(812)	(908)	(2,161)	136	(968)
Financing activities	888	6,707	4,168	3,747	124,418

Net increase (decrease) in cash	$(4,883)	$(7,059)	$(13,426)	$(21,348)	$92,055

Depreciation (g)	$2,738	$2,848	$3,019	$3,178	$3,455
Capital expenditures	812	962	2,161	28	1,049
Revenues by region:
Americas	$11,451	$11,602	$13,188	$9,983	$10,305
Europe	5,866	4,899	3,516	3,205	2,234
Asia-Pacific	18,043	14,249	10,042	9,999	7,614

	$35,360	$30,750	$26,746	$23,187	$20,153

	Nine months ended
	June 30,
	2004	2003
Gross margin %	72%	69%
Cash provided by (used in):
Operating activities	$(33,250)	$(100,349)
Investing activities	(3,881)	5,871
Financing activities	11,763	188,678

Net increase (decrease) in cash	$(25,368)	$94,200

Depreciation (g)	$8,605	$11,451
Capital expenditures	3,935	3,421
Revenues by region:
Americas	$36,241	$31,779
Europe	14,281	8,701
Asia-Pacific	42,334	18,239

	$92,856	$58,719

(g)	Does not include amortization of goodwill and intangible assets.

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